Calculation of Filing Fee Tables
S-3
RUM Group Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, par value $0.0001 per share	457(r)				0.000087
Fees to be Paid	2	Other	Preferred Stock, par value $0.0001 per share	457(r)				0.000087
Fees to be Paid	3	Other	Depositary Shares	457(r)				0.000087
Fees to be Paid	4	Other	Debt Securities	457(r)				0.000087
Fees to be Paid	5	Other	Warrants	457(r)				0.000087
Fees to be Paid	6	Other	Subscription Rights	457(r)				0.000087
Fees to be Paid	7	Other	Units	457(r)				0.000087
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	a. The securities registered under this registration statement may be sold separately, together or as units consisting of two or more constituent securities registered hereunder with the other securities registered hereunder. Separate consideration may or may not be received for any securities issued upon the conversion, redemption, exchange, exercise or settlement of any securities registered hereunder. b. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payment of all registration fees. In connection with the securities offered hereby, the registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b) under the Securities Act. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment. c. An indeterminate amount of the securities of the identified class is being registered as may from time to time be offered pursuant to this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold pursuant to this registration statement. Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

[2]	See Notes 1a, 1b. and 1c.

[3]	See Notes 1a, 1b. and 1c.

[4]	See Notes 1a, 1b. and 1c.

[5]	See Notes 1a, 1b. and 1c.

[6]	See Notes 1a, 1b. and 1c.

[7]	See Notes 1a, 1b. and 1c.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date